Exhibit 10.2

AMENDMENT TO SECURED CONVERTIBLE PROMISSORY NOTE

THIS AMENDMENT TO SECURED CONVERTIBLE PROMISSORY NOTE SERIES 2017-18 (the “Amendment”) is made effective as of September 26, 2018 (the “Effective Date”) by and between Drone Aviation Holding Corp., a Nevada corporation (the “Company”) and Frost Nevada Investments Trust (the “Holder”) (collectively the “Parties”).

BACKGROUND

A. The Company and Holder are the parties to that certain Secured Convertible Promissory Note Series 2017-18, originally issued by the Company to the Holder on August 2, 2017, in the original principal amount of $2,000,000.00 and maturity date of August 2, 2018 (the “Note”); and

B. In exchange for the Holder’s agreement to extend the Maturity Date of the Note and such other good and valuable consideration provided for in this Amendment.

C. The Parties desire to amend the Note, as set forth below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Extension of Maturity Date. The Maturity Date of the Note shall be extended to August 2, 2019.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

DRONE AVIATION HOLDING CORP.		FROST NEVADA INVESTMENTS TRUST

BY		BY
	Kendall Carpenter		Philip Frost, M.D.
	Chief Financial Officer		Trustee